Exhibit to Accompany Item 77Q1
Form N-SAR

Ariel Investment Trust



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Exhibit 77K to Form N-SAR of Ariel
Investment Trust and are in agreement with the statements contained therein.



/s/ Ernst & Young LLP